SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2009

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement

On February 18, 2009, MI Developments, Inc. (“MID”), the Registrant’s controlling shareholder, terminated the November 25, 2008 transaction agreement (the “Transaction Agreement”) between the Registrant, MID and entities affiliated with MEC’s Chairman and Chief Executive Officer, Frank Stronach.

The Transaction Agreement contemplated, among other things, a multi-step series of proposed transactions designed to recapitalize and reposition the Registrant to enable it to pursue its strategy of horse racing, gaming and entertainment on a standalone basis. The Transaction Agreement was previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on December 2, 2008.

As a result of MID’s decision regarding the reorganization proposal and Transaction Agreement and in accordance with the terms of certain of the Registrant’s loan agreements, the maturity date of the first tranche of the new loan that a subsidiary of MID (“MID Lender”) made available to the Registrant on December 1, 2008 in connection with the reorganization proposal (the “New Loan”), the maturity date of the bridge loan from MID Lender and the deadline for repayment of US$100 million under the Gulfstream project financing facility from MID Lender will each be accelerated, respectively, to March 20, 2009. The maturity date of the second tranche of the New Loan has already been accelerated to May 13, 2009. As of February 18, 2009, there was approximately US$48.5 million outstanding under the first tranche of the New Loan, approximately US$0.7 million outstanding under the second tranche of the New Loan and approximately US$126.2 million outstanding under the bridge loan. In accordance with its terms, the maturity date of MEC’s US$40 million credit facility with a Canadian chartered bank will also accelerate to March 5, 2009. If the Registrant is unable to repay its obligations when due or satisfy required covenants in its loan agreements, substantially all of its other current and long-term debt will also become due on demand as a result of cross-default provisions within loan agreements, unless the Registrant is able to obtain waivers, modifications or extensions. In the event MEC is unsuccessful in its efforts to raise additional funds, through an alternative transaction with MID, assets sales, by taking on additional debt or by some other means, the Registrant will not be able to meet such obligations.

The full text of the Registrant’s February 18, 2009 press release announcing that MID is not proceeding with the previously announced reorganization proposal is attached as Exhibit 99.1 to this Current report on Form 8-K and is incorporated by reference herein.

The Registrant is in discussions with MID concerning alternatives to the reorganization proposal. The Registrant also cautioned shareholders and others considering trading in securities of the Registrant that there can be no assurance that any alternative transaction will be completed.

Item 9.01               Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Press Release dated February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

February 20, 2009	by:	/S/WILLIAM G. FORD
William G. Ford,
Secretary